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                                                                  Exhibit 10.5

                                                                  Execution Copy

                                  CONFIDENTIAL

                    MASTER SERVICE AGREEMENT BY AND BETWEEN

                            TWS INTERNATIONAL, INC.

                                      AND

                         BLUE SKY COMMUNICATIONS, INC.


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                                                                  Execution Copy

                            MASTER SERVICE AGREEMENT

      This Master Service Agreement dated as of March 15, 2000 ("Effective Date"), between TWS International, Inc., a Delaware corporation with principal offices at 6120 Windward Pkwy., Ste. 200, Alpharetta, GA, USA 30005 ("TWSI") and Blue Sky Communications, Inc, a Georgia corporation with principal offices at 100 Northpoint Center East, Ste. 300, Alpharetta, GA 30022 ("Company"):

                             W I T N E S S E T H :

      WHEREAS, TWSI is in the business of providing certain services in the area of wireless communications, including RF and other engineering services related to PCS technologies; and

      WHEREAS, the parties desire that TWSI provide certain services to the Company and its subsidiaries pursuant to the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of ten dollars, the covenants herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. SERVICES

      Pursuant to the terms hereof, TWSI will provide to the Company and its majority-owned subsidiaries the services listed (collectively, the "Services") on the Project Work Order attached hereto as Exhibit "A" (the "PWO"), for the Company project which is described on such PWO. It is expressly agreed that, if Company wishes to order Services for additional projects, it shall issue additional PWOs, each of which shall expressly reference this Agreement and be subject to it.

      2. FEES & EXPENSES

            2.1 FEES

      The Company will pay TWSI for the Services as set forth on the PWO attached hereto (collectively, the "Fees"). Additionally, TWSI will separately bill, and the Company will separately pay, state, provincial and local use, sales, value added and other taxes imposed on such Services and Reimbursable Expenses (as defined in Section 2.3 hereof). Any amounts due to TWSI as set forth in this Agreement are not subject to reduction or set-off because of any costs, expenses or liabilities incurred by the Company or imposed upon the Company in the performance of this Agreement or otherwise due as a result of this Agreement.


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            2.2 PREFERRED CUSTOMER STATUS.

      Notwithstanding the provisions of Section 2.1, the Fees charged to the Company for the Services will be no higher than the Fees charged for services with substantially similar attributes offered by TWSI to any other customer purchasing volumes substantially similar to those volumes purchased by the Company under this Agreement.

            2.3 EXPENSES

      Unless otherwise expressly provided herein, the Company shall reimburse TWSI for all reasonably documented out-of-pocket expenses incurred by TWSI in performing the Services (collectively, "Reimbursable Expenses"). Reimbursable Expenses include, without limitation, all business travel expenses approved by the Company in accordance with Company's travel reimbursement policy (including meals, lodging and subsistence expenses), parts and test equipment costs as needed to implement the Services (including local automobile rental in the case of drive testing services), and additional facilities and overhead costs requested by the Company for individuals who are not TWSI employees, but require co-location to TWSI or the Company as determined by the Company.

      3. PURCHASE ORDERS

      The Company will request the Services by delivering a PWO to TWSI in the form of Exhibit "A" attached hereto. Any PWO will be subject to the terms and conditions of this Agreement. The PWO will be sent by the Company to TWSI in accordance with Section 20.4 hereof. All PWOs are subject to TWSI's written acceptance, and any PWO not accepted in writing by TWSI within 14 days of its receipt thereof shall be deemed rejected.

      4. CONFLICTING AND INCONSISTENT DOCUMENTATION

      Any acceptance, acknowledgment, PWO, Change Order, or other document (including, without limitation, preprinted forms) containing terms which are inconsistent with, in addition to, or in conflict with the terms of this Agreement shall not be effective. Any document which is intended to be an amendment to this Agreement shall be in writing, dated and executed by the both parties, and contain the statement: "This document is an amendment to that certain Master Service Agreement dated as of ________, 2000, between TWS International, Inc. and Blue Sky Communications, Inc."


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      5. INVOICING AND PAYMENT

            TWSI shall submit invoices to the Company for the Services on a monthly basis. State, provincial and local sales, value added and use taxes, if any, and Reimbursable Expenses, shall be separately billed on each invoice. The Company shall pay all invoices within 30 days after its receipt thereof. In the event any payment due hereunder is not paid by its due date, it will thereafter, until paid, bear interest at the rate of 1.5% per month, or the maximum amount permitted by law, whichever is less. Additionally, the Company will pay all costs of collection of outstanding amounts, including without limitation reasonable attorney's fees. TWSI reserves the right to discontinue provision of the Services in the event of nonpayment; but only with respect to the project connected to the Services for which there has been nonpayment.

      6. CHANGE ORDERS

      In the event the Company desires to change the scope of the Services or the Company engages TWSI for different, related or unrelated tasks, the parties shall execute a change order ("Change Order") which shall specify the Services and Fees to be paid to TWSI thereunder. Any such Change Order shall be governed by all the terms of the Agreement, except as modified or amended in the Change Order.

      7. WORK PRODUCT; COPYRIGHTS; INVENTIONS; RESERVATIONS

            7.1 COMPANY PROPERTY. All writings, drawings and other graphic or recorded materials in any form (including computer programs, or parts thereof) prepared by or for, or disclosed to, TWSI in the course of performance of its duties hereunder shall be the exclusive property of Company (or its client(s), as the case may be), and all originals and copies thereof shall be delivered by TWSI to Company (or its client(s), as the case may be) upon completion of the Services, termination of this Agreement, or at such other time as Company may request

            7.2 COPYRIGHTS

            Any and all literary, artistic, pictorial, graphic, audiovisual, or other works or authorships (the "Works") that may be developed by TWSI, either solely or jointly, in the course of the performance of the Agreement, shall be and remain the property of Company. TWSI agrees that such work product is "work made for hire" as such term is defined under the United States Copyright Act of 1976, as amended (the "Act"), and shall belong solely and exclusively to Company; and further agrees that, to the extent that TWSI's work product does not constitute "work made for hire" under the Act, it shall and hereby does irrevocably assign all rights, title and interest in and to all copyrights to Company. All Works that may be developed by the Company in connection with the Services being rendered by TWSI shall be licensed by the Company to TWSI on terms and conditions to be mutually agreed, provided that TWSI shall not use the Works to promote its business operations with any competitor of Company in any market in which Company engages in business operations.

            7.3 INVENTIONS, ETC. Any and all inventions, products, processes, designs, ideas and discoveries, as well as improvements thereof, whether or not patentable, that are conceived or developed by Contractor individually or jointly with others in the course of


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performance of its duties hereunder (collectively, "Developments") shall be
Company's sole and exclusive property. TWSI shall promptly notify Company of any and all such Developments which it, individually or jointly with others, may conceive or develop during the term hereof, and TWSI shall cooperate fully with Company (at Company's expense) in applying for and securing patents or other legal protection for Developments in any and all countries.

            7.4 RESERVATIONS

            TWSI shall not be restricted from using portions of the Works which do not contain the Company Confidential Information in other services, engagements or other works developed by TWSI. Furthermore, TWSI retains the rights to any background technology, technical information, trade secrets, authorships, inventions, designs which were conceived, developed, or made prior to the Effective Date, which are independently developed by TWSI, or which are not made in the course of the performance of the Agreement.

            7.5 DEFINITION

            The terms "in the course of the performance" shall mean the design, development, and engineering of wireless telecommunications networks.

      8. NAMES AND TRADEMARKS

      Neither party may use the other party's trade name(s), corporate name, or any trademark or service mark in press releases, advertising, promotions, or any other manner, without the prior written approval of the other party. As used herein, party shall be deemed to include a party's affiliates and subsidiaries.

      9. LIMITED WARRANTY.

      TWSI represents and warrants that:

            (A) It has the technical ability to perform the Services as provided for herein.

            (B) It will provide the Services with reasonable care, consistent with industry standards.

      EXCEPT FOR THE EXPRESS WARRANTIES PROVIDED IN THIS SECTION 8, TWSI DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTIBILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

      10. INDEMNITY.

      Each party (the "Indemnifying Party") agrees to indemnify and hold harmless the other (the "Indemnified Party") from and against any final award for loss, damages, claims, costs,


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expenses and liabilities (including reasonable attorneys' fees) arising from injuries or death to persons or damage to tangible property caused by the Indemnifying Party's negligent or intentional acts, omissions or failure to perform in the course of performance of this Agreement ("General Claims"). The Indemnifying Party shall, in its sole discretion and at its expense, either settle or defend any such General Claim, and shall pay reasonable attorney's fees and damages finally awarded against the Indemnified Party in any action, suit or proceeding (including arbitration) based on a General Claim.

      The Indemnified Party shall (i) promptly notify the Indemnifying Party of any threatened or asserted General Claim, (ii) promptly send to the Indemnifying Party all notices, demands, information, instruments, or other documents it receives in connection with any General Claim, and (iii) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the Indemnifying Party's disposition of any such General Claim; it being expressly understood that the Indemnifying Party's obligations under this Section 10 are contingent upon the Indemnified Party's performance of its obligations under subparagraphs
(i)-(iii) hereof.

      11. CONFIDENTIAL INFORMATION

            11.1 NONDISCLOSURE. All information submitted by one party to the other in written, magnetic, electronic, graphical, optical or other form that it is conspicuously marked as " Confidential" or "Proprietary" regarding its business, finances, technology, and operations is defined as " Confidential Information" and shall, for a period of 2 years following disclosure, be (a) held in trust and confidence for the disclosing party, (b) used only in the performance of this Agreement, (c) not be copied without the permission of the disclosing party, except for such copies which are required in order to perform under this Agreement, and (d) not be disclosed to any person or entity other than employees, agents, subcontractors or agents of the receiving party who have a need to know for purposes of performance of this Agreement and who have agreed in writing to comply with the terms of this Section 11.

            11.2 EXCLUSIONS

            The foregoing restrictions and obligations shall not apply to any information which (a) is or becomes generally available to the public, (b) was in the possession of the receiving party without restriction prior to receipt under this Agreement, (c) is independently developed by the receiving party without use of the disclosing party's Confidential Information, or (d) is required to be disclosed by a valid order of a court or governmental authority of competent jurisdiction, provided that the party subject to such order shall promptly inform the disclosing party of such order and reasonably cooperate with the disclosing party's efforts, if any, to restrict disclosure by protective order or otherwise.

      12. TERM AND TERMINATION.

      The term of this Agreement commences on the Effective Date and subject to the following sentence expires three years thereafter.


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      Either party may terminate this Agreement upon written notice to the other as follows: (a) Upon the other party's (the "Breaching Party") material failure to perform under this Agreement, which such failure has not been cured by the Breaching Party within a period of 60 days after the Breaching Party's receipt of written notice of its failure to perform; (b) Upon the other party's filing, either voluntary or involuntary, for relief under any bankruptcy or similar statute, which such filing has not been withdrawn or stayed within 60 days of such filing, (c) Upon the other party making an assignment of its assets for the benefit of its creditors, or (d) Upon the other party's insolvency, liquidation or ceasing to do business.

      Termination of this Agreement in accordance with its terms shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to any indebtedness then owing by either party to the other, nor shall such termination relieve the parties of any obligations which are expressed or implied to survive termination of this Agreement.

      13. FORCE MAJEURE

      If the performance by either party of this Agreement is delayed, rendered impossible or commercially impracticable by reason of natural disaster, act of God, war, insurrection, riot, failure of suppliers, actions or decrees of governmental bodies or any other cause beyond the reasonable control of the party whose performance is affected (a " Force Majeure Event"), the party so affected shall promptly give notice of such Force Majeure Event to the other party and the anticipated period of delay caused by such event. The time for the affected party's performance shall be suspended for such time as the Force Majeure Event continues to exist, and the delayed party shall resume performance hereunder upon the cessation of the Force Majeure Event.

      14. SUBCONTRACTORS

      TWSI reserves the right to engage such subcontractors as it, in its sole discretion, determines appropriate for it to perform under this Agreement; provided that TWSI shall make commercially reasonable efforts to identify such subcontractors to the Company in advance of such engagement and obtain the Company's consent to such subcontractors, which consent will not be unreasonably delayed or withheld. Notwithstanding the foregoing, TWSI shall remain fully liable for the Services performed and the acts or omissions of any subcontractor engaged by it.

      15. FACILITIES, ACCESS & RULES

            15.1 FACILITIES, ACCESS

            The Company shall, and shall cause its customers to, give TWSI and its employees, subcontractors, agents and representatives access to the Company's facilities, and the Company's customers' facilities, at such times as are necessary for TWSI and its employees, subcontractors, agents and representatives to perform the Services. The Company shall, and shall make commercially reasonable efforts to cause its customers to, provide TWSI and its employees, subcontractors, agents and representatives, such electrical facilities, power, signals,


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lighting, workspace, general office equipment and other facilities as are reasonably necessary for them to perform the Services; and the Company shall make commercially reasonable efforts to, and shall cause its customers to make commercially reasonable efforts to, provide a segregated area for TWSI and its employees, subcontractors, agents and representatives to store such equipment and other materials as they deem necessary or advisable to perform the Services.

            15.2 COMPANY RULES, REGULATIONS

            The Company shall communicate in writing to TWSI all rules and regulations established by the Company with respect to the Company's facilities, or the Company's customer's facilities, including without limitation safety and security rules and regulations. TWSI and its employees, subcontractors, agents and representatives shall use commercially reasonable efforts to comply with all such rules and regulations while performing hereunder while upon such facilities.

      16. STATUS OF PARTIES

      The relationship between the parties under this Agreement is that of independent contractor, and nothing in this Agreement shall be construed so as to deem the parties partners, joint venturers, principal and agent or other similar relationship. Each party shall be solely responsible for all matters relating to payment of its employees, including without limitation compliance with workers' compensation, unemployment, disability insurance, social security taxes, withholding and payment of same, and all other laws, rules and regulations regarding such taxes and withholding. Neither party shall, nor represent it has the authority to, legally bind or represent the other under this Agreement.

      17. LIMITATION OF LIABILITY

      NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, TWSI's TOTAL LIABILITY TO THE COMPANY FOR ANY BREACH OF OR DEFAULT UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT OF FEES PAID BY THE COMPANY TO TWSI HEREUNDER. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, STATUORY OR PUNITIVE DAMAGES, OR LOST PROFITS, REVENUES OR DATA, ARISING FROM THIS AGREEMENT OR ANY BREACH THEREOF, EVEN IF ADVISED OR AWARE OF THE POSSIBLITY OF SUCH.

      18. NON-SOLICITATION

      Neither party, nor its affiliates, subsidiaries or other related parties (collectively, "Solicitor") will, without the other's ("Solicitee") prior written approval, solicit, hire, contract with, or engage the services of any person employed by or hired by Solicitee, for a period of six (6) months after said person has ceased its relationship with Solicitee. In the event Solicitor, within six (6) months after the last date said person ceased to have a relationship with Solicitee, hires either as an employee, an independent contractor, or through a third party, any such former employed or hired person of Solicitee without Solicitee's prior written approval, then the hiring


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party shall pay Solicitee on or before the date of such hiring a sum equal to six (6) times the gross monthly compensation as paid by Solicitee to that person for the last full month of employment or contracting period. With respect to the payment set forth in this Paragraph 18, the parties agree and acknowledge that these amounts have been calculated and agreed upon in advance, do not constitute a penalty, and shall be in addition to every other remedy now or hereafter enforceable at law, in equity, by statute or under this Agreement.

      19. INSURANCE.

      19.1 COVERAGE. During the term hereof, TWSI shall maintain the following insurance:

      19.1.1 Commercial general liability insurance, including broad form contractual liability, broad form property damage, personal injury, products, completed operations and contractor's protective liability coverages in an amount not less than five million dollars ($5,000,000) combined single limit for bodily injury and property damages;

      19.1.2 Automobile liability insurance covering all owned, non-owned and hired vehicles operated by the TWSI in the performance of work with a coverage limit of not less than one million dollars ($1,000,000); and,

      19.1.3 Professional errors and omissions insurance with coverage in an amount not less than one million dollars ($1,000,000), unless otherwise mutually agreed in writing by the Parties.

      19.2 ADDITIONAL INSURED. Company shall be named as additional insured on all such policies and TWSI shall provide to Company certificates of insurance (with respect to such policies) that contains a clause stating, "The insurance provided by ______________________________________ (TWSI's Insurer's Name) as
described in this certificate shall not be materially changed or canceled without at least thirty (30) days prior written notice being given to Company, attention: Director, Contracts, located at 100 Northpoint Center East, Ste. 300, Alpharetta, GA 30022."

      19.3 WORKERS' COMPENSATION COVERAGE. TWSI represents and warrants that it carries, and shall continue to carry during the term hereof, any workers' compensation coverage required by statute and employers liability insurance coverage, or, in the alternative, TWSI shall provide Company with a copy of a certificate of authority to self-insure issued by the applicable state workers' compensation agency. Any such employers liability coverage shall be a minimum of one hundred thousand dollars ($100,000) for each occurrence ($500,000 for hazardous work).

      19.4. FOREIGN COVERAGE. With respect to work performed by TWSI outside the United States, Company and TWSI shall mutually agree in writing upon terms and conditions related to insurance coverage prior to TWSI performing such work.

      19.5 COVERAGE WARRANTY. TWSI represents and warrants that it has, or shall obtain prior to performance of any work, the insurance coverages described in this Article 19. TWSI further represents and warrants that it shall maintain, and shall require its subcontractors to have


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(prior to their performance of work) and maintain the insurance coverages described in this Article 19. TWSI shall furnish Company applicable certificates evidencing insurance coverage required under this Article 19 and promptly notify Company in writing of any change(s) in such insurance coverage. In the event insurance coverages pursuant to this Article 19 are determined by Company to be inadequate with respect to TWSI's performing any Work, Company reserves the right to immediately suspend (without penalty or responsibility for costs incurred by TWSI due to such suspension) any applicable work until the parties effect the required change in the insurance coverage.

      20. MISCELLANEOUS

            20.1 ASSIGNABILITY. TWSI may not assign this Agreement except (i) to a person or entity controlling, controlled by, or under common control with, it,
(ii) to a purchaser or successor of substantially all of the assets or stock of its business to which this Agreement pertains, and (iii) TWSI may assign its right to payment hereunder. The Company may not transfer or assign this Agreement to any entity, except with the prior written consent of TWSI; in the event of any assignment by the Company, the Company hereby guarantees the assignee's performance of its obligations under this Agreement. This Agreement shall inure to the benefit of the parties, their successors and permitted assigns.

            20.2 COMPLETE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement and understanding between TWSI and the Company with respect to the subject matter hereof. This Agreement supersedes and merges any previous agreements, arrangements of understandings, in whatever form, prior to the Effective Date. None of the provisions of this Agreement may be waived, modified, amended or altered, except by an instrument in writing signed by authorized representatives of both parties.

            20.3 SEVERABILITY. In the event a court of competent jurisdiction determines that any portion of this Agreement is unenforceable, such provisions shall be considered stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect.

            20.4 NOTICE. Any notice to be given under this Agreement by either party may be effected by either personal deliver in writing, by facsimile, or mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their addresses appearing below, but each party may change its address and/or request an additional reasonable number of persons to receive notice by giving written notice of same to the other party hereto. Notices delivered personally and by facsimile shall be deemed to be received as of actual receipt, and mailed notices shall be deemed to be received three (3) days after posting to the address provided herein:


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            COMPANY:

            Blue Sky Communications, Inc.
            100 Northpoint Center East, Ste. 300
            Alpharetta, GA 30022
            Attention: President, and General Counsel

            TWSI:

            TWS International, Inc.
            6120 Windward Pkwy, Ste. 200
            Alpharetta, GA 30005
            Tel (770) 752-7033
            ATTENTION: Sue Smith, President; with copy to:  General Counsel

            20.5 GOVERNING LAW. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Georgia not including its conflict and choice of laws provisions. Except for the arbitration provided for in subparagraph 20.6 below, any action, lawsuit or proceeding regarding this Agreement shall be brought in the federal and/or state courts sitting in the Northern District of the State of Georgia and the parties agree to, and hereby do, submit to the personal and exclusive jurisdiction and venue of such courts.

            20.6 DISPUTE RESOLUTION. Any controversy, dispute or claim arising out of, or in connection with, this Agreement must be settled by final and binding arbitration to be held in Atlanta, Georgia and conducted expeditiously in accordance with the Commercial Rules, as from time to time amended and in effect (the "Rules"), of the American Arbitration Association ("AAA"). The parties expressly agree that the arbitrators may award any legal or equitable remedy. Judgment upon award rendered by the arbitrators may be entered in any court (i) having jurisdiction thereof, (ii) having jurisdiction over the party against whom enforcement thereof is sought, or (iii) having jurisdiction over any such party's assets. In addition, any claim for provisional relief, including a claim for temporary restraining order or preliminary injunctive relief pending arbitration, shall be resolved by arbitration in accordance with this provision. The procedures and law applicable during the arbitration of any controversy, dispute or claim will be both the Rules and the internal laws of the State of Georgia (excluding, and without regard to, its or any other jurisdiction's rules concerning any conflict of laws). In any arbitration pursuant to this Agreement, the award or decision must be rendered in writing by at least a majority of the members of an arbitration panel consisting of three
(3) members, one of whom will be appointed by each of the parties hereto and the third of whom will be the chairman of the panel and will be appointed by mutual agreement of the two party-appointed arbitrators. All arbitrators must be persons who are not employees, agents, or former employees or agents of either party. In the event of failure of the two party-appointed arbitrators to agree within thirty (30) days after submission of the dispute to arbitration upon the appointment of the third arbitrator, the third arbitrator will be appointed by the AAA in accordance with the Rules. In the event that either of the parties hereto fails to appoint an arbitrator within thirty (30) days after submission of the dispute to arbitration, such arbitrator, as well as the third arbitrator, will be appointed by the AAA in accordance with the Rules. All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts,


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witnesses, and preparation and presentation of proofs. Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed in duplicate, to be effective as of the date first written above, by its duly authorized representative.

BLUE SKY COMMUNICATIONS, INC.               TWS INTERNATIONAL, INC.


By:                                         By:
   -------------------------------             ---------------------------------

Name:                                       Name:
     -----------------------------               -------------------------------

Title:                                      Title:
      ----------------------------                ------------------------------

Date:                                       Date:
     -----------------------------               -------------------------------


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                                LIST OF EXHIBITS

Exhibit A- Project Work Order


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                                   EXHIBIT A

                            PROJECT WORK ORDER[FORM]

Project Work Order Number:

Date Submitted:

Blue Sky Communications, Inc. ("Blue Sky") hereby requests TWS International, Inc. ("TWSI") to perform services for Blue Sky in accordance with the following specifications, at the following prices, for the below described project according to the schedule listed, all in accordance with the provisions of the Master Services Agreement Number_________ dated ________ between Blue Sky and TWSI.

1.0 PROJECT DESCRIPTION

The project is:

INSERT DESCRIPTION OF PROJECT; I.E., LOCATION, NETWORK, SITES, ETC.

2.0 SERVICES TO BE PROVIDED/SCOPE

Services to be provided shall be;

INSERT SCOPE OF WORK/DEFINITION OF SERVICES

3.0 SCHEDULE

TWSI shall perform and complete the work in a timely manner and in accordance with the schedule listed below. Blue Sky recognizes that TWSI's work is dependent on other firms and activities outside of TWSI's control, and Blue Sky will monitor, evaluate and expedite issues which may arise that effect TWSI's performance.

INSERT SCHEDULE

4.0 PRICING/COMPENSATION

INSERT PRICING BASED ON DESCRIBED SCOPE OF WORK

5.0 ESTIMATED CONTRACT VALUE

INSERT TOTAL CONTRACT VALUE ESTIMATE

6.0 CONTACT INFORMATION


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TWS INTERNATIONAL, INC.

Contractor Company Name: TWS International, Inc.

Contractor Address:      6120 Windward Parkway
                         Suite 200
                         Alpharetta, GA 30005

TWSI Project Contact:

TWSI Project Phone:

TWSI Project Fax:

TWSI Federal Tax ID Number______________

BLUE SKY COMMUNICATIONS, INC.

Blue Sky Address:        100 Northpoint Center East
                         Suite 300
                         Alpharetta, GA  30022

Blue Sky Project Contact:

Blue Sky Project Phone:

Blue Sky Project Fax:

Blue Sky Federal Tax ID Number_______________

Blue Sky Communications, Inc.               ACCEPTED: TWS International, Inc.

Name:                                       Name:
      ------------------------------              ------------------------------
Title:                                      Title:
       -----------------------------               -----------------------------


Signature:                                  Signature:
           -------------------------                   -------------------------
Date:                                       Date:
      ------------------------------              ------------------------------


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